EXHIBIT 99.1

MarkWest Hydrocarbon, Inc.	Contact:	Frank Semple, President & CEO
155 Inverness Drive West, Suite 200		Jim Ivey, CFO
Englewood, CO 80112-5000		Andy Schroeder, VP and Treasurer
(800) 730-8388	Phone:	(303) 290-8700
(303) 290-8700	E-mail:	investorrelations@markwest.com
(303) 290-8769 Fax	Website:	www.markwest.com

CORRECTION

DENVER—October 28, 2005 —MarkWest Hydrocarbon, Inc. (AMEX: MWP), today announced that its news release titled MarkWest Hydrocarbon Declares A Quarterly Cash Dividend of $0.125 Per Share issued yesterday, October 27, 2005, has been corrected.  The fourth sentence of the first paragraph should read “The ex-dividend date is November 10, 2005,” rather than “November 11, 2005,” as originally issued.  November 11, 2005 is Veterans’ Day and is an Exchange holiday.

A complete, corrected release follows:

MARKWEST HYDROCARBON DECLARES A QUARTERLY
CASH DIVIDEND OF $0.125 PER SHARE

DENVER—October 27, 2005 — MarkWest Hydrocarbon, Inc. (AMEX: MWP), today announced that its Board of Directors declared a quarterly cash dividend of $0.125 per share of its common stock for an implied annual rate of $0.50 per share.  This quarterly cash dividend represents an increase of $0.025 per share over the previous quarter dividend.  MarkWest’s Board has declared that the dividend is to be paid on November 22, 2005, to the stockholders of record as of the close of business on November 15, 2005.  The ex-dividend date is November 10, 2005.

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MarkWest Hydrocarbon, Inc. (AMEX: MWP) controls and operates MarkWest Energy Partners, L.P. (AMEX: MWE), a publicly-traded limited partnership engaged in the gathering, processing and transmission of natural gas; the transportation, fractionation and storage of natural gas liquids; and the gathering and transportation of crude oil. We also market natural gas and NGLs.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K for the year ended December 31, 2003, and our Forms 10-Q, as filed with the SEC.